UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2009

Joe's Jeans Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please see disclosure under Item 5.02 for certain compensation arrangements between Joe’s Jeans Inc. (the "Company") and its officers and directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements

As previously disclosed, Marc Crossman, the Company’s President & CEO, is entitled to certain compensation and equity grants in accordance with the terms and conditions of the Executive Employment Agreement entered into by and between the Company and Marc Crossman. In connection with that agreement and the 2004 Stock Incentive Plan (the "Plan") on November 9, 2009, the Compensation Committee of the Board approved for Mr. Crossman a grant of restricted stock in the amount of 143,832 shares that vest 1/3 on each anniversary date of the grant in 2010, 2011 and 2012, respectively. The restricted stock grants will be subject to the terms and conditions of the Plan and applicable award agreement to be executed by Mr. Crossman, a form of which is filed herewith and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number Description

10.1 Form of Restricted Stock Agreement (incorporated by reference to the Current Report on Form 8-K filed on October 14, 2009)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

November 13, 2009	By:	/Marc Crossman/

Name: /Marc Crossman/
Title: President & CEO